UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2022
Paramount Global
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC
5.75% Series A Mandatory Convertible Preferred Stock, $0.001 par value	PARAP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On November 25, 2020, Paramount Global (f/k/a ViacomCBS Inc.) (“Paramount”) announced that it and certain of its subsidiaries had entered into a Share Purchase Agreement (the “Purchase Agreement”) to sell the Simon & Schuster business to Penguin Random House LLC (part of the Bertelsmann SE & Co. KGaA group, “Penguin Random House”), subject to the satisfaction of certain customary conditions, including receipt of applicable regulatory approvals (the “Sale”).

On November 2, 2021, the U.S. Department of Justice (the “DOJ”) filed suit in the United States District Court for the District of Columbia to block the Sale and on October 31, 2022, the Court ruled in favor of the DOJ, enjoining the Sale (the “Decision”).

Following the Decision, on November 21, 2022, Paramount terminated the Purchase Agreement in accordance with its terms. Penguin Random House is obligated to pay a $200 million termination fee to Paramount.

Simon & Schuster remains a non-core asset to Paramount, as was determined in early 2020 when Paramount conducted a strategic review of its assets. Simon & Schuster is a highly valuable business with a recent record of strong performance; however, it is not video-based and therefore does not fit strategically within Paramount’s broader portfolio.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

By:	/s/ Christa A. D'Alimonte
	Name:	Christa A. D'Alimonte
	Title:	Executive Vice President,
General Counsel and Secretary

Date: November 21, 2022